UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2015

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2015, TriCo Bancshares (the “Company”) held its 2015 annual meeting of shareholders. As of the record date for the annual meeting, there were 22,740,503 shares of common stock outstanding entitled to vote on all proposals presented at the annual meeting. At the annual meeting, the Company’s shareholders (i) elected all 12 nominees to the Company’s Board of Directors, (ii) approved the compensation of the Company’s executive officers on an advisory (nonbinding) basis, and (iii) ratified the selection of Crowe Horwath, LLP as the Company’s principal independent auditor for 2015. The following are the voting results of each matter submitted to the Company’s shareholders at the annual meeting.

1.	Election of the following 12 nominees to the Company’s Board of Directors:

Nominee	For	Percent Voted	Withheld	Percent Voted	Abstained/ Broker Non-Votes	Percent Voted
Donald J. Amaral	16,667,682	85.60%	187,660	0.96%	2,616,094	13.44%
William J. Casey	16,666,478	85.59%	188,864	0.97%	2,616,094	13.44%
Craig S. Compton	16,709,130	85.81%	146,212	0.75%	2,616,094	13.44%
L. Gage Chrysler III	15,630,496	80.27%	1,224,846	6.29%	2,616,094	13.44%
Cory W. Giese	16,654,893	85.54%	200,449	1.03%	2,616,094	13.44%
John S. A. Hasbrook	16,710,922	85.82%	144,420	0.74%	2,616,094	13.44%
Patrick A. Kilkenny	16,685,303	85.69%	170,039	0.87%	2,616,094	13.44%
Michael W. Koehnen	16,709,175	85.81%	146,167	0.75%	2,616,094	13.44%
Martin A. Mariani	16,708,529	85.81%	146,813	0.75%	2,616,094	13.44%
Richard P. Smith	16,699,621	85.76%	155,721	0.80%	2,616,094	13.44%
W. Virginia Walker	16,660,050	85.56%	195,292	1.00%	2,616,094	13.44%
J.M. “Mike” Wells, Jr.	16,682,349	85.68%	172,993	0.89%	2,616,094	13.44%

2.	Advisory (nonbinding) approval of the compensation of the Company’s executives:

	Votes	Percent Voting
For	16,127,483	82.83%
Against	458,725	2.36%
Abstain	269,134	1.38%
Broker Non-Votes	2,616,094	13.44%

3.	Ratification of Crowe Horwath LLP as the Company’s independent public accountants for the 2015 fiscal year:

	Votes	Percent Voting
For	19,089,845	98.04%
Against	262,946	1.35%
Abstain	118,645	0.61%
Broker Non-Votes	0	0.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015	TRICO BANCSHARES
(Registrant)

	By:	/s/ Thomas J. Reddish
Thomas J. Reddish
Executive Vice President
Chief Financial Officer